PROSPECTUS

Dated January 17, 2012

Technis, Inc.

4,000,000 Shares of Common Stock

We are engaged in the commercialization and exploitation of two products, Beach Guard and MiData, acquired through a share stock-based acquisition between Technis, Inc and Montroyal Investments Limited, a related party entity.  The prospectus relates to the sale by Technis, Inc. (“We”, “Our”, “Technis” or the “Company”) of 4,000,000 shares of common stock, $0.001 par value being offered by the Company in a self-underwritten, best efforts offering.  Upon the effectiveness of this prospectus (“Effective Date”), the Company  will offer to sell shares of our common stock being offered in this prospectus at a fixed price of $0.05 per share for a time period not to exceed six months from the Effective Date.  We plan that shares of our common stock will be quoted on the OTC Bulletin Board (“OTCBB”) upon the conclusion of this Offering. However there can be no assurance that a market for the Company’s common stock will develop or the shares will ever trade on the OTCBB or otherwise.

THIS OFFERING HAS NO MINIMUM AMOUNT OF SHARES THAT MUST BE SOLD BEFORE A CLOSING MAY OCCUR.  THUS, WE MAY RECEIVE NO OR A VERY MINIMAL AMOUNT OF PROCEEDS FROM THE OFFERING AND POTENTIAL INVESTORS MAY END UP HOLDIONG SHARES IN A COMPANY THAT: 1) Has not received enough proceeds from the offering to begin operations; and 2) Has no market for its shares.

The Securities offered hereby involve a high degree of risk.

See “Risk Factors” beginning on page 5.

Percentage of Offering Sold	100%	75%	50%	25%
Gross Proceeds	$200,000	$150,000	$100,000	$50,000
Expenses Paid From Proceeds*	69,010	69,010	69,010	69,010
Net Proceeds to Company	137,990	87,990	37,990	nil

*Estimated

The shares being offered by this Prospectus will be sold by the executive officers of the Company pursuant to the exemption provided by Rule 3a4-1 of the Securities Act.  The executive officers of the Company qualify for that exemption since they Are not subject to a statutory disqualification, as that term is defined in ~~section 3(a)(39)~~ of the Act, at the time of his participation; and a) Are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and b) Are not at the time of his participation an associated person of a broker or dealer; and they meet all of the following conditions:

i) They primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and ii) They are not brokers or dealers, or an associated persons of a broker or dealer, within the preceding 12 months; and iii) They do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1, except that for securities issued pursuant to ~~rule 415~~ under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is January 17, 2012

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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TECHNIS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Dealer Prospectus Delivery Obligation

Until April 16, 2012 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as “may,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements.  We conduct our business operations through, Technis, Inc. a Nevada corporation (“Technis”).  As used hereinafter in this prospectus, the terms “Technis,” “we,” “us,” or “our” refer to Technis, Inc.

Technis, Inc.

Technis, Inc. was formed as a Nevada corporation on September 15, 2010.  We are a development stage corporation formed to acquire Beach Guard and MiData products from Montroyal Investments Limited (“Montroyal”), a British corporation, an affiliate of Technis.  The Company also intends to acquire other Intellectual Property (“IP”) if the opportunity arises.  There is no assurance that such an opportunity will arise.

It is not intended by the Company, the Company’s officers and directors, any Company promoters, or their affiliates for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

Beach Guard is a proprietary technology that allows for the surveillance of beaches through a wireless integration system.  MiData is a social integrating software application suitable for use in mobile phones and on wireless desk top computers.

Since its inception, Technis has incurred losses and is expected to incur losses for the foreseeable future.  For the fiscal year ended November 30, 2010, Technis incurred a net loss of $14,629.  As a result of the foregoing, our independent auditors, in their report covering our financial statements for the period from September 15, 2010 to November

30, 2010, stated that our financial statements were prepared assuming that Technis would continue as a going concern, and that there were doubts about our ability to continue as a going concern.

Our principal executive offices are located at 954 Lexington Avenue, Suite 155, New York, New York 10021-5013 (previously 140 Broadway, 46th Floor, New York, NY 10005) and our telephone number is 212-537-6058.  We are a Nevada corporation.  We do not believe our current cash reserves will allow us to remain in business for the next 12 months.  We intend to utilize our securities in connection with any acquisition.  We cannot guarantee that we will in any way succeed in identifying such targets or entering definitive agreements with such targets. We do not intend to use the proceeds of this offering in the acquisition of additional technology. We are therefore limited to acquisitions that can be accomplished using our securities as consideration, or a percentage of the profits, if any, that result from the exploitation of the acquired technology.  We are primarily interested in acquiring new technology in the solar energy industry.

We believe that if we sell 50% or more of the maximum number of shares offered hereby we will have sufficient cash to execute our business plan as it pertains to the present products, Beach Guard and MiData.  If less than 50% of the offering is sold, then additional funds will be required to execute the business plan.  We plan to raise such additional funds by means of private placements to unrelated parties and loans from our executive officers. If for any reason such additional funds were not available, then the Company would be unable to effectively market Beach Guard and MiData and our business operations would cease.

Montroyal Investments Limited was solely owned by our President, Jack Kaye. On September 17, 2011, in exchange for the commitment to issue 2,000,000 shares of our common stock, the Company acquired Beach Guard and MiData, both products being presently ready for sale. The belief is based upon, in the case of Beach Guard, that the product was evaluated in the UK and Australia by the previous owners. The system was demonstrated to Technis prior to acquisition to the satisfaction of our Board of Directors.  More specifically, the Windows based software necessary to operate the system has been tested and evaluated and the camera components and accessories are readily available off the shelf products provided by companies such as Panasonic, Sony, etc.  With respect to MiData, the Mi Data source code has been written and the system tested with database links on a windows server linking to a cellular telephone network using a SMS text short code delivery service handled by a third party.   The MiData system was demonstrated to the Company prior to acquisition of the software.  To set up operation only requires a Web based Server with Database Interlink and an external link to a mobile phone company’s short code text messaging service.

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The Offering

Common stock outstanding before the offering

12,000,000 shares are presently issued and outstanding. 10,000,000 shares of our common stock are held by officers and directors and 2,000,000 shares are held by Montroyal, an affiliate of the Company owned by our President Jack Kaye who also owns 9,000,000 shares of the Company’s common stock. Steve Smith, our Secretary, owns 1,000,000 shares of our common stock

Common stock offered by the Company.	4,000,000 shares of common stock by the Company in a direct offering. This number represents one third of our issued and outstanding shares.

Use of proceeds

Subject to public interest the Company will receive up to $200,000 (less expense of $69,010) from the sale of the 4,000,000 shares.  The anticipated use of the proceeds from this offering are for general business operations of the Company, as well as marketing of our products Beach Guard and MiData.  None of the proceeds will be used for acquisitions.

Market for the common shares

There is no public market for our common shares.  We intend to have a market maker file an application on our behalf with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 7.

The above information regarding common stock to be outstanding after the offering is based on 12,000,000 shares of common stock outstanding as of the date of this prospectus.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing our Company.  Additional risks and uncertainties not presently known to our Company or that our Company currently believes are immaterial may also impair our business operations.  If any of the following risks actually occur, our businesses, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

As a start-up or development stage company, an investment in our Company is considered a high-risk investment whereby you could lose your entire investment.

We have just commenced operations and, therefore, we are considered a “start-up” or “development stage” company.  We will incur significant expenses in order to implement our business plan.  As an investor, you should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses.  We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably.  If we cannot operate profitably, you could lose your entire investment.

We have a history of losses since our inception which may continue and cause investors to lose their entire investment.

Technis, Inc. was formed on September 15, 2010 and has incurred net losses amounting to $14,629 for the period from September 15, 2010 to November 30, 2010.  Because of these conditions, we will require additional working capital to develop our business operations.  We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development.  We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.  If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations.  If we are forced to cease operations, investors will lose the entire amount of their investment.

Our working capital is limited in that we have no cash reserves and we will likely need to raise additional capital through debt or equity offerings to obtain cash reserves.

We have no working capital on hand.  Therefore, if we sell less than one half of the shares being offered hereby, our ability to continue operations and operate as a going concern is wholly contingent on our ability to raise capital through debt or equity offerings.  If adequate funds are not available or are not available upon acceptable terms, we may not be able to fund our marketing or develop our marketing plans or respond to competitive pressures.  Such inability could have a material adverse effect on our business, results of operations and financial condition.  As of this date, we have generated a net loss and there can be no assurance that income will be forthcoming in the future.  We may not realize any net proceeds from this offering..

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their report dated August 16, 2011, our independent auditors stated that our financial statements for the year ended November 30, 2010, were prepared assuming that we would continue as a going concern, and there was doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception.  We will continue to experience net losses.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible.  If we are unable to continue as a going concern, you may lose your entire investment.

The loss of Jack Kaye, executive officer, or our inability to attract and retain qualified personnel could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of Jack Kaye, our executive officer.  The loss of services from Mr. Kaye will disrupt, if not stop, our operations.  In addition, our success will depend on our ability to attract and retain highly motivated, well-educated specialists to our staff.  Our inability to recruit and retain such individuals may delay implementing and conducting our business, and/or result in high employee turnover, which could have a materially adverse effect on our business or results of operations once commenced.  There is no assurance that personnel of the caliber that we require will be available.

Because we have no operating history, we may not be able to successfully manage our business or achieve profitability and it will be difficult for you to evaluate an investment in our stock and you may lose your entire investment.

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We were formed September 15, 2010, and we subsequently acquired through a stock-based acquisition of our common stock, certain specific IP Rights to MiData and Beach Guard from Montroyal Investments Limited.  Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise.  We have no operating history upon which you may evaluate our operations and prospects.  Our limited operating history makes it difficult to evaluate our likelihood of commercial viability and market acceptance of our products.  Our potential success must be evaluated in light of the problems; expenses and difficulties frequently encountered by new businesses in general.

Our business model of acquiring and operating IP software in this area is unproven and there is no guarantee that such operations will become profitable.

There can be no assurance that the implementation of any such a plans to market the products in selected areas will be successful, or that the implementation of the overall business plan developed by management will result in sales or that if it does result in sales, that such sales will necessarily translate into profitability.  Failure to properly develop our plan of expansion will prevent the Company from generating meaningful product sales.  The successful integration of the management and staff or the hiring of new management or staff will be important to the future operations of the Company.  Substantial difficulties could be encountered, including the following:

•

The loss of key employees and customers;

•

The disruption of operations and business;

•

Unexpected problems with costs, operations and personnel;

•

Problems with the assimilation of new operations, sites, and personnel, which could divert resources from operations;

•

Severe technical flaws in the IP;

•

Severe economic disruption impacting purchasing power in the general population

Competition may adversely affect our operations and financial results.

The business of IP Rights in computerized systems is highly competitive with respect to price, service, location, and quality, and is often affected by changes in consumer tastes, economic conditions, and population and traffic patterns.  The Company competes within each market with established businesses as well as national and regional chains, some of which have substantially more resources and globally recognized brand names and greater financial resources and longer operating histories than the Company.  There is active competition for management personnel and potential outlets for similar products.

Our sales volumes are potentially seasonal in respect of Beach Guard.

Sales volumes in respect of Beach Guard are likely to be seasonal as beaches tend not to be utilized to any extent in the winter months in any given location.  However, it is possible that certain locations will decide to have beach safety coverage all year round.  This is particularly true of locations in Florida, other Southern States and foreign tropical beaches.  In the future, the management will also seek to market overseas in locations such as South Africa and Australia.  These countries being in the Southern Hemisphere open up the potential for the Company to have year round sales.

Our sales volumes will not be seasonal in respect of MiData.

The sale of social integrators and applications for cell phones is not a seasonal business.  However, the target market is currently dominated by such well-known providers as Face Book, Bebo, and MySpace, which are well-established and trusted brands.  Set against this MiData will simply be competing in a highly competitive market place.

Jack Kaye, our Director and executive officer, will only devote approximately 25 hours per week to our business due to his involvement in other business interests.

Jack Kaye our Director and executive officer will only be involved with our Company on a part time basis committing only approximately 25 hours per week.  As such, we may not be able to take advantage of acquisition or other expansion opportunities due to his limited involvement.

Jack Kaye will continue to influence matters affecting our Company after this offering, which may conflict with your interests.

Jack Kaye, a Director and executive officer of our Company, beneficially owns approximately 90% of the outstanding shares of common stock of our Company.  Mr. Kaye and Mr. Smith will continue to influence the vote on all matters submitted to a vote of our stockholders as collectively they control 100% of the Company’s common stock, including the election of Directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions.  Even following the sale of the maximum numbers of shares offered hereby they will control 75% of the Company’s voting stock. This consolidation of voting power could also delay, deter or prevent a change-in-control of our Company that might be otherwise beneficial to stockholders.

Mr. Kaye and Mr. Smith lack experience in management of reporting companies.

Neither Mr. Kaye nor Mr. Smith have experience in running a public company that is a reporting company with the Securities and Exchange Commission.  This lack of experience may cause delayed filings, increases the risk of being delisted by FINRA because of late filings, being subjected to civil penalties and having the market price of the Company’s common stock decrease in value due to these and other factors related to lack of experience with reporting companies.

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Lack of International Business Experience May Hinder Business Development

Management lacks experience operating internationally.  Since the markets for Beach and MiData have significant and predominately international appeal, this lack of experience may adversely affect the Company’s ability to operate internationally and thus may adversely and materially affect the price of the Company’s common stock.

Risks Relating to Our Common Shares

There Is No Public (Trading) Market For Our Common Stock And There Is No Assurance That The Common Stock Will Ever Trade On A Recognized Exchange Or Dealer’s Network; Therefore, You May Not Be Able To Sell Your Shares.

There is no established public trading market for our securities.  Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock.  If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.  It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over-the-Counter Bulletin Board in the United States.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the Over-the-Counter Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

Should Our Stock Become Listed On The OTC Bulletin Board, If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board Which Would Limit The Ability Of Broker-Dealers To Sell Our Securities And The Ability Of Stockholders To Sell Their Securities In The Secondary Market.

Companies trading on the Over-the-Counter Bulletin Board, such as us we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  In addition, we may be unable to be re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Once Publicly Trading, The Application Of The “Penny Stock” Rules Could

Adversely Affect The Market Price Of Our Common Shares And Increase Your Transaction Costs To Sell Those Shares.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person’s account for transactions in penny stocks; and

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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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 DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price for the sale of common stock of $0.05 per share was determined by us arbitrarily. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate.

The $0.05 price of the shares that are being offered on a best efforts basis was arbitrarily determined in order for us to raise up to a total of $200,000 (less expenses of $69,010) in this offering.

There are no warrants, rights or convertible securities associated with this offering.

USE OF PROCEEDS

The net proceeds from the sale of the Maximum Offering are estimated at $130,990 after deducting estimated Offering expenses of $69,010. The net proceeds from the sale of the maximum number of Shares should satisfy the Company's current working capital needs. The following table details the Company's projected use of proceeds of the Offering based upon 100%, 75%, 50% and 25% of the Offering sold. Any net proceeds upon which the Offering is closed will be sufficient to execute on the business plan, based on the assumption that our President will supply the difference by a no-interest loan to the Company between the total amount needed to execute the business plan of $80,010 and the proceeds of this Offering.

Percentage of Offering	100%	75%	50%	25%
Salaries	$47,000	$23,500	$0.00	$0.00
Rent	18,000	18,000	18,000	0.00
Office equipment	15,000	10,000	5,000	0.00
Inventory	5,000	5,000	5,000	0.00
Market Research	6,000	6,000	2,990	0.00
Sales and Marketing Cost	34,000	18,490	0.00	0.00
Marketing Support Costs	5,990	0.00	0.00	0.00
Miscellaneous Marketing	0.00	0.00	0.00	0.00
Total	$130,990	$80,990	$30,990	$0.00

The Offering has no minimum and funds will be deposited in our operating bank account as subscriptions are accepted. Funds will be applied as received in the most productive manner to be determined by Management.

DILUTION

As of May 31, 2011, we had a net tangible book value of ($46,312) or ($.004) per Share. Net tangible book value per Share represents our tangible assets, less its liabilities, divided by the number of Shares outstanding prior to the Offering.

If the Maximum Offering is sold, there will be 16,000,000 Shares of Common Stock outstanding, having a net tangible book value of $.005 per share. The shareholders purchasing Shares will suffer an immediate dilution in value of $0.45 per share in the net tangible book value of Shares held by them. The immediate dilution in value is due in part to the lower net tangible book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

If the 50% Offering is sold, there will be 14,000,000 Shares of Common Stock outstanding, having a net tangible book value of ($.001) per share. The shareholders purchasing Shares will suffer an immediate dilution in value of $0.051 per share in the net tangible book value of Shares held by them. The immediate dilution in value is due in part to the lower net tangible book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

If the 25% Offering is sold, there will be 13,000,000 Shares of Common Stock outstanding, having a net tangible book value of ($.004) per share. The shareholders purchasing Shares will suffer an immediate dilution in value of $0.054 per share in the net tangible book value of Shares held by them. The immediate dilution in value is due in part to the lower net tangible book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

The immediate dilution in value represents the difference between the Offering Price and the net tangible book value per share immediately after the completion of the public offering. It is determined by subtracting net tangible book value per Share after the Offering from the amount paid by a Subscriber for a Share. The following tables illustrate the dilution of Subscribers in the Offering purchasing Shares.

	100%	50%	25%
Public Offering price	$.05	$.05	$.05
Net tangible book value per Share of Common Stock before the Offering(1)	($.004)	($.004)	($.004)
Net tangible book value per share after the Offering(1)	$.005	($.001)	($.004)
Increase per Common Share attributable to offering	$.009	$.003	$.0003
Dilution to Investors	$.045	$.051	$.054

1. After deducting Offering expenses (estimated, in the aggregate, at $20,000).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market.  If our shares become quoted on the Over-the-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.  Other than the 4,000,000 shares being registered pursuant to this prospectus, we have not agreed to register any shares of our common stock under the Securities Act for sale by stockholders.  As of the date of this prospectus, we have 12,000,000 shares of common stock issued and outstanding and approximately 3 stockholders of record of our common stock.  None of those 12,000,000 shares are available for immediate resale pursuant to Rule 144.  Since the shares are held by affiliates, and since pursuant to Rule 144(i) the earliest date the Rule 144(i) impairment would end is August 16, 2012, no affiliate shares may be sold until at least that date, one year from the filing of this Regsitration Statement, assuming the Company remains current in its reporting requirements.  The amount of the shares capable of being sold at that time by each of the affiliates would be limited to the greater of 1% of the issued and outstanding number of common shares or an average of the trading volume. Further those sales would have to take place in open market brokered transactions and Mr. Kaye and Montroyal would be treated as one seller.

We appointed Manhattan Transfer Registrar Company, 57 Eastwood Rd., Miller Place, NY, as transfer agent for our shares of common stock.

Dividend Policy

Our payment of dividends, if any, in the future rests within the discretion of the Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.  We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.  There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  However, if we enter into an agreement for debt financing in the future we may be restricted from declaring dividends.

Equity compensation plan information

The Company does not have any compensation plans authorized at the present time.

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DESCRIPTION OF BUSINESS

History of the Company

Technis Inc was formed on September 15, 2010.  On September 17, 2010, we acquired the Intellectual Property rights to certain software IP known as MiData and Beach Guard from Montroyal Investments Limited for the consideration of 2,000,000 shares of the Company’s common stock.  The value of the exchange was $87,810. The 2,000,000 shares were issued to Montroyal on May 2, 2011.  Montroyal warranted the performance as outlined in the specifications delivered to Technis which among other functions applies to the use of the software in any language format used by the European Union.  Montroyal also warranted that it had obtained waiver of all rights under Chapetr IV of the Copyright, Designs and Patents Act of 1988 and similar rights in all other countries.  Thus, although these rights have not yet been perfected, the Company has the ability to perfect such rights prior to commercial sale. In exchange, the Company has agreed to defend any claim brought against Montroyal for infringing any third party Intellectual Property Rights provided that Montroyal provides assistance in the defense of such action and gives Technis prompt noticve of the claim and allows Technis to defend or settle any such claim. If the claim arises due to breach of the above outlined warranties then Montroyal shall pay the cost of defending such claims and any award or settlement arising therefrom, in addition to any other claim Technis may have for breach of warranties.

Business Description

We were formed in September 2010, to exploit and develop IP Rights, which form the basis of the MiData and Beach Guard products.

MiData is a php/html web based programme with an SMS / email interface.  The platform is Linux and the programme operates as a social database, transmitting information via SMS/MMS and Email to and from member accounts.

MiData is a Data Interchange system that allows users to send or receive contact details using mobile telephones rather than the computer based internet system.  This is done by texting a keyword to a short code number at the recipient end.  This enables the easy exchange of small bites of information such as personal or business details without access to a computer.  Whilst there are competitors such as Facebook and Twitter and MySpace in this field both those systems require access to and use of a computer.  As far as we are aware, there are currently no competitors in this field where only access to a mobile telephone is required.

MiData is not a social network like Facebook nor does it operate as Twitter interacting with users on a social level though users of these services would probably find MiData a useful addition.  MiData is a data delivery system suitable for both business and social use, which allows user defined specific information about them to be sent as a “push” to user defined individuals on a one time basis or can be set up as a “request” from individuals who have been given an access code to retrieve a user’s information.

This works as follows: individuals register with MiData on line. They enter their mobile number and as much or as little information as they want to provide to others.  For example, they may provide their mobile number, email address, first name, surname, and office number.  Registered users can also register a nickname. Once they have registered information they can then send that information on an on demand basis or have individuals request the information.  Information can be sent to mobile phones as text messages or as emails.  Another example is where a MiData user meets someone at a restaurant and says “I’ll send you my contact details.”  All the user has to do is send a text to the MiData short code with the mobile number or email address of the recipient.   The MiData server recognises the text message from the User by the User’s mobile phone number, and sends the recipient whatever data the User has authorized the MiData server to send, e.g. phone number, email address etc.

Similarly when a Request comes from Individuals through MiData, if a User gives someone their username / nickname and MiData’s  request information short code, then  they will receive the users information in the same way.  An example of this would be an individual sending the word “happjack” to 12345 which is a Users nickname and the MiData text number.  The MiData server receives the text, identifies who “happjack” is from the MiData database and sends the User’s data back to the mobile phone number that sent the text request.  A similar method operates using email.  Each registered user gets a MiData email address and the same system of sending a User Name to request information or a User sending an email address of a recipient to receive Data is handled by the MiData server.

Technis will concentrate marketing MiData with potential partners in the mobile telephone field.  It is anticipated that there is potentially a very large market for a social networking product that does not require the use of a computer modem but merely a normal mobile telephone.

The Company intends to seek agreements with the major mobile telephone servers both in the United States and worldwide which would open a potentially enormous market for the product.  The Company is of the view that the concept of social networking by electronic means is already widespread throughout the world using internet-based systems.  In many countries of the Third World, access to computers by the general public are severely limited both by cost and infrastructure constraints.  However, mobile telephones are increasingly easily available throughout the world.  In South Africa, for example systems are in place where many people conduct all their online banking by means of mobile telephones.  These systems can easily accommodate MiData which would enable its users to achieve all the benefits of social interchange without access to a

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computer.  This will be especially relevant to Third world countries where very many people do not have the resources to purchase and run computers even if the infrastructure exists to service them.  Even where such facilities are available MiData would both enhance and compliment such systems by enabling current users to continue using such facilities even when away from their computers.

Beach Guard is a safety system that allows surveillance and protection of large public beach areas through a chain of wireless enabled assistance points.  Each point is linked to a central control which can be either a fixed PC or laptop.  Each point consists of a telephone for help and assistance together with an optional zoom, tilt and pan camera and WiFi transceiver coupled with a warning flag point for displaying current swimming conditions.  All points are battery powered with top up from solar panels.  All points are completely transportable, breaking down into 4 sections for ease of movement and assembly.  The points can be erected 200 meters apart and electronically chained together to ensure maximum coverage of the beach area.  As Beach Guard operates using windows software operating systems, it is wholly compatible with the majority of PC’s and laptops.  Optional interconnectivity to the internet allows for secure encrypted remote distance monitoring where and when required.

Technis plans to concentrate on partnering with safety agencies and rescue services that are responsible for beach safety in their areas nationwide.  Beaches may be small, large, infrequently or frequently used.  Some beaches will have a predominance of child bathers especially in the vacation periods or in popular resorts.  Here safety is paramount and Beach Guard gives a unique opportunity for the rescue services to maximize their resources where they are most needed as the operators of the control point can identify where real and potential hazards have arisen.

The Company intends to enter into service agreements with various beach operators and owners and safety services nationwide.  Including the leases associated with the stores.  In sum, our keys to success are:

•

careful attention to locations by using economic and demographics variables;

•

attainment of our expansion goals; and

•

executing retail marketing program.

Beach Guard is a mobile closed network extended WiFi service which transmits and receives VoIP and images over a closed network running Windows which allows a user to monitor multiple IP cameras and VoIP Phone points complete with full remote control of the cameras and two way VoIP communications with portable access points.

Neither Technology is covered by patents, copyrights or trademarks.   The value of the proprietary assets are preserved by the intellectual property in bringing together two or three existing technologies to make a new one.  To delay use of the technology the

Company intends to obtain non-disclosure and non-competition agreements from all employees who have contact with the IP.  The Company intends to trademark trade names for both products immediately prior to product launch consistent with various international trademark laws.

Raw materials and parts for Beach Guard are readily available from several suppliers. MiData is a software package that requires no raw materials or other supplies.

Data Interchange Overview

At the present time, all Data Interchange systems require a computer, PC or laptop and an internet connection to function.  MiData simply requires a standard mobile telephone.  The system will therefore allow social interchange between non-computer users as well as computer users when away from their computers and on the move.  Potential is seen here both for social and business use.  Our competitors are established brand names such as Facebook, Bebo and MySpace and all these systems can be accessed through the new generations of Blackberry and I-Phone which as a whole are premium phone system and unlikely to be widely available in the Third World.  MiData is designed to be applicable to the rudimentary prepaid or low cost cell phones used in Third World countries.  This offers the Company a growing market of captive users who will be marketed too and used on an affinity system to sell local branded products too.

Beach Safety

At present most if not all public beaches will have some form of lifeguard beach safety system in place.  This normally will consist of lifeguards in strategically placed towers together with regular beach patrols.  The Beach Guard system will in effect economize on manpower and effort as the central control will be able to direct the relevant rescue services to the area required as soon as the system identifies the danger.  For private beaches, owners will be able to have a secure safety system controlled from their house or other suitable venue and in doing so will enhance the safety of their guests especially children.

Seasonality

Beach Guard will of course primarily be utilized on a seasonal basis when beaches are in frequent use.  It will of course be able to operate all year round and will enhance the safety of beach walkers even in their winter season.  There is always potential danger from the sea such as freak waves but all these types of occurrence will be noticed by Beach Guard.  Moreover, certain states such as Florida effectively have an all round beach season and as such would utilize Beach Guard throughout the year.  Additionally it is the Company’s long-term strategy to market Beach Guard in the Southern Hemisphere, which would provide all year round sales in any event.

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Competition

Other systems offering beach protection do exist but their applications appear to be of limited scope.  The nearest competition identified was using a similar technology application to track the movements of the household pet cat.  Similar applications are used in Europe in the form of a virtual fence although through exhaustive searching we have not identified a similar application for beach safety.

Description of Property

Technis has its executive offices at 140 Broadway, 46th Floor, New York, New York 10005.  Phone number is 202-858-7583.  The space is sufficient for the needs of Technis for the foreseeable future.

Employees

Currently we have only two employees, our Officers/Directors.  These employees do not work for the company full time.  We intend to employ additional employees as the need arises and funding permits.

Involvement in Certain Legal Proceedigns

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

We may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases.  All statements that express expectations, estimates, forecasts, or projections are forward-looking statements within the meaning of the Act.  In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties; and

(i) insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of management.

PLAN OF OPERATION

Overview

Technis Inc is a corporation engaged in the ownership, operation, and development of an electronic product, Beach Guard, utilizing IP owned by the Company.  It also is seeking to develop and market a social integrator, MiData, with specific application to the cell phone market.  Management decided to go public so that it can more readily use its securities as a currency to make acquisitions in the IP sector of the technology market.  As IP is viewed as early stage, it is cheaper to acquire and by using our stock as a currency, we are able to focus our limited cash resources on commercializing the acquired IP.  By making a series of small acquisitions, we are able to fully develop the acquired IP and then either sell it to a better-capitalized competitor at a profit or license to the industry.  In addition, the public trading market, if developed, provides management with the ability to incentive existing employees through stock grant and option programs, as well as entice new employees with those plans.  The possible greater liquidity also makes it more feasible to privately place securities as a financing vehicle or secure loans. The expense of going public is approximately $70,000 which is 35% of our maximum gross proceeds and an even greater percentage if less than the maximum is raised.  The ongoing costs of being public are estimated to be an additional $60,000 per year.  The down side of being public is, aside from these costs, an inability to maintain greater

16

secrecy regarding corporate actions, reduced speed in consummating certain transactions, such as those that may require proxy or information statements, sales of all or substantially all of the corporate assets and extensive required disclosure of management compensation.  There are also additional burdens that arise from investor relations in terms of consuming management time which is also imposed by the reporting requirements as well. Finally, being public entails increased liability under state and federal securities laws.

Liquidity and Capital Resources

It is the intention of the company to license both MiData and Beach Guard rather that set up operations itself of the products in question.    The focus of the company will solely be on establishing licensees and therefore the capital resources in marketing to and identifying potential licensees will be minimal and/or can be controlled to ensure that it is expensed subject to funds available, the majority of the costs having already been born in the acquisition of the product portfolio in the first instance.

Milestones

There are specific milestones - and steps to achieving each milestone - to our business.  As our strategy is focused on acquisitions utilizing our securities in connection with our acquisitions, our first milestone is establishing our Company as a reporting company with the SEC and having our shares of common stock traded on the Over the Counter Bulletin Board.  We believe this will improve our ability to utilize our securities as consideration when seeking to acquire various targets.  We believe we may expend on an additional $20,000 to $30,000 on this process as we have retained attorneys and auditors in connection with such work.  We believe we will be trading on the Over the Counter Bulletin Board within the next 12 months although we cannot provide any guarantee.  An additional milestone will be the establishment of a web site for conducting sales, providing a marketable presence and for our potential targets to visit and review.  We expect the cost for such web site will be approximately $5,000 as we intend to engage third party consultants to perform the required work.  We expect to focus our efforts on the development of the web site after we have commenced trading on the Over the Counter Bulletin Board and believe it will take approximately six weeks to develop.  Finally, during the final quarter of this year, our executive officer intends to commence reviewing opportunities for acquisition.  We expect the costs for such activities during the next 12 months to be limited as our sole executive officer will conduct all such negotiations and due diligence .

Promotion of the two products to identified potential licensees will commence and will be the focus of the company’s sales and marketing operations over an initial twelve month period.

            Market Research                                       $  6,000

            Sales and Marketing Costs                       $34,000

            Support Costs                                           $10,000

            Miscellaneous                                           $  5,000

            Totals                                                        $55,000

The above table reflects the minimum amount of marketing expense needed to execute the business plan which does not necessarily reflect in the up table. Mr. Kaye will supply, by a no-interest loan, the difference between the net proceeds of the Offering  and the minimum amount needed to execute the business plan of $80,010.  For example, at a completion rate of 50% of this public offering of $30,990, and the minimum sales and marketing expenses set forth above, and taking into account a total amount to execute the business plan of $80,010, a loan of $49,020 would be required.  Management believes that the company’s capital resources, plus the proceeds of a planned public offering and the loan from Mr. Kaye will be sufficient to meet operating expenses and capital requirements during the next twelve months, including execution of its business plan.

Events and Uncertainties that are critical to our business

We have had limited operations and like all new businesses face certain uncertainties, including expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimation of initial and ongoing costs.  We have had no revenues since our inception.  There is no guarantee that we will be able to generate sufficient sales to make our operations profitable.  We may continue to have little or no sales and continue to sustain losses in the future.  If we continue to sustain losses, we will be forced to curtail our operations and go out of business.  Our success depends in a large part on our ability to identify successful acquisitions that will accept our common stock as payment for the proposed acquisition.  Because of lack of funding, we are unable to hire a dedicated team of analysts and market experts to identify prime acquisition targets.

The Company expects to incur operating losses until it generates significant revenues from its business activities.  As a result, the Company believes that period-to-period comparisons of its results of operations will not necessarily be meaningful and should not be relied upon as any indication of future performance.

Proposed Acquisitions

At present the Company’s main focus is to create a public market for equity and develop the two IP currently acquired by Technis, Inc.  We believe that once that is successful we will seek acquisitions in the same sector that are complimentary to Beach Guard and MiData.

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Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The following accounting policies are critical in fully understanding and evaluating our reported financial results:

Accounting for Stock-Based Compensation

We account for our stock options and warrants using the fair value method promulgated by FASB ASC 718 “Compensation – Stock Compensation” which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  Therefore, our results include non-cash compensation expense as a result of the issuance of stock options and warrants and we expect to record additional non-cash compensation expense in the future.

Inflation

The impact of inflation on the costs of our Company, and the ability to pass on cost increases to its customers over time is dependent upon market conditions.  We do not anticipate that inflationary factors will have a significant impact on future operations.

Off-Balance Sheet Arrangements

We do not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our sole executive officers and Director.

Name	Age	Position
Jack Kaye Steven Smith	58 47	Chief Executive Officer, Chief Financial Officer, President, Director Secretary

Set forth below is a biographical description of the sole executive officer and Director based on information supplied by each of them.

Jack Kaye

Mr. Kaye has been our Chief Executive Officer, Chief Financial Officer and Director since inception.  He is also currently Chief Executive and founder of Technis International Plc, a UK publicly quoted technology company.  With over 25 years of experience in Telecommunications, Jack Kaye established one of the first mobile phone network resellers in 1984 - his company was eventually sold to Hutchison Whampoa and formed the basis of what is now the Orange mobile phone network in the UK.  He has also had substantial involvement in fixed line telecommunication companies, including 24Talk which was sold to OneBill Telecom in 2005.  He has a history of developing a number of successful mobile and other applications, including a mobile data transfer solution which was sold to BeamIt Technologies in 2005 and a mobile software payment solution for a European Debit Card Company.

Steven Smith

Steven Smith is currently and has been since 2005 Chief Operating Officer of Technis International Plc a publicly quoted company and also Founder and Managing Director of Professional IT, a specialist software company.  Steven founded Professional IT in 1999 and is the Company Managing Director.  He has been involved in the same day, international and overnight Ground Transport market since 1979.  He entered this market as a dispatch rider, and went on to create one of the most successful same day courier companies of the 1980s and subsequently sold it in 1990.

Prior to forming Professional IT, Steven was Chairman of The Dispatch Association and has held directorships with private courier companies in London.  In 1999, he formed Professional IT in order to fill the void left by the collapse of a major software supplier to the industry.

Professional IT provides supporting systems and services to many of the companies Steven has been involved with over the years.  As an entrepreneur, his motivation in forming Professional IT was the opportunity to apply his operational expertise to IT systems.  This new direction, quickly gained him a leading reputation in system supply and implementation.

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Neither Mr. Kaye or Mr. Smith have been involved in any legal proceedings as set forth in Item 401(f) of  Regulation S-K for and during the last ten years.

CODE OF ETHICS

We adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, Directors and employees of our Company.

EXECUTIVE COMPENSATION

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jack Kaye	2010	--	--	9,000	(1)	--	--	--	--	$9,000	(1)

Steve Smith	2010	--	--	1,000	(1)	--	--	--	--	$1,000(1)

(1)	Represents the estimated fair value of the 10,000,000 shares of common stock Mr. Kaye and Mr. Smith received each as services in forming the Company.

OUTSTANDING EQUITY AWARDS

No other named executive officer has received an equity award.

DIRECTOR COMPENSATION

We do not pay Directors compensation for their service as Directors.

Employment and Other Agreements

We have not entered into any employment agreement as of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 17, 2010, we agreed to issue 2,000,000 shares of Technis common stock, subsequently issued May 2, 2011, we acquired from Montroyal Investments Limited, a related party entity owned by our President, Jack Kaye, the IP for Beach Guard and MiData.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owner			Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Jack Kaye(2)	9,000,000	75%

Steve Smith(2)	1,000,000	8.33%

Montroyal Investment Limited	2,000,000	16.66%

All officers and Directors as a group (2 person)	10,000,000	83.33%

 (1) Beneficial ownership is determined in accordance with the Rule 13d-3(d) (1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities.  Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or Director of the Company.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 4,000,000 shares of our common stock in a self-underwritten, best efforts offering directly to the public at a price of $0.05 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share. If all 4,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.05 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

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We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this self-underwritten, best efforts offering through Mr. Jack Kaye and/or Mr. Steve Smith who are officers and Directors of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. As Mr. Kaye and Mr. Smith are British citizens and do not reside in the US, and since our operations are in England, they intend to offer the shares in this self-underwritten, best efforts offering outside the United States to non-US investors.. Should they be unsuccessful in selling all of the shares in this offering to foreign investors, they may seek to sell these shares in the United States.   Should they choose to attempt to sell shares in the United States, they are aware that this will present challenges and they may not be successful.  These challenges include, but may not be limited to, having to manage offices, directors, and officers in a foreign country, in this case, England, while being incorporated and being subject to all the relevant laws and rules of the United States.

The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Jack Kaye and/or Steve Smith are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This self-underwritten, best efforts offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us if we have not been able to raise the money by the end of the initial period. We will not accept any money until this registration statement is declared effective by the SEC. After investors execute and deliver the subscription agreement with funds, and we have accepted their subscriptions, they will be entitled to their shares and become registered shareholders with all the rights and privileges that entails.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Technis Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber within 12 business days of our having received the monies, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

Michael Studer, C.P.A. PC is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

Rule 144

Sales by Non-Affiliates.

In general, under Rule 144, a holder of restricted common shares who is not and has not been one of our affiliates at any time during the three months preceding the proposed sale can resell the shares as follows:

•

If we have been a reporting company under the Exchange Act for at least 90 days immediately before the sale, then:

(i)

beginning six months after the shares were acquired from us or any of our affiliates, the holder can resell the shares, subject to the condition that current public information about us must be available (as described below), but without any other restrictions; and

 (ii)

beginning one year after the shares were acquired from us or any of our affiliates, the holder can resell the shares without any restrictions.

•

If we have not been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then the holder may not resell the shares until at least one year has elapsed since the shares were acquired from us or any of our affiliates, and may resell the shares without restrictions after that time.

Sales by Affiliates.

 In general, under Rule 144, a holder of restricted common shares who is one of our affiliates at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

•

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

•

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•

1% of the total number of our common shares then outstanding; or

•

the average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order).

•

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

Current Public Information:

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act.

•

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to (1) the likelihood of an active market for our common shares developing, (2) the liquidity of any such market, (3) the ability of the

24

shareholders to sell the shares or (4) the prices that shareholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 500,000,000 shares of common Stock, par value $0.001, and 5,000,000 shares of preferred stock.  As of the date of this prospectus, there were 12,000,000 shares of common stock outstanding and no shares of preferred stock outstanding.  Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.  Upon the liquidation, dissolution, or winding up of our Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock.  Holders of common stock have no preemptive, subscription, redemption, or conversion rights.  The outstanding shares of common stock are validly issued, fully paid and non assessable.

We appointed Manhattan Transfer Registrar Company of 57 Eastwood Road, Miller Place, New York 11764 as transfer agent for our shares of common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Directors and executive officers are indemnified as provided by the Nevada General Corporation Law and the Company’s Bylaws.  Limitation on Liability and Indemnification of Directors and Officers under Nevada General Corporation Law a Director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a Director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a Director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford Directors and officer’s protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a Director or officer.  As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against Directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions.  The provision, however, does not alter the applicable standards governing a Director’s or officer’s fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes Act (the “Nevada Act”) permits a Nevada  corporation to  indemnify a present or former  Director or officer of the  corporation  (and certain  other  persons  serving at the  request of the  corporation  in related capacities) for  liabilities,  including  legal  expenses,  arising by reason of service in such  capacity if such person shall have acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best  interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct  was  unlawful.  However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such Director or officer shall have been adjudged liable, except in certain limited circumstances.  Our  Articles  of Incorporation  provide that we shall indemnify  Directors and executive officers to the  fullest  extent  now or  hereafter  permitted  by the  Nevada  Act.  The indemnification  provided by the Nevada Act and our Articles of Incorporation is not  exclusive  of any  other  rights  to which a  Director  or  officer  may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances which an officer or Director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any Director or officer that may cover claims for which we could not indemnify such person.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Technis, Inc by the Law Offices of Roger L. Fidler and no party to the law practice owns any of the common stock of Technis, Inc.

26

EXPERTS

The financial statements of Technis, Inc as of November 30, 2010, appearing in this prospectus and registration statement have been audited by M.T. Studer CPA P.C., an independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  The prospectus is part of the registration statement, and, as permitted by the SEC’s rules, does not contain all of the information in the registration statement.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC 100 F Street, N.E, Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC internet site at http://www.sec.gov.

0

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

 INDEX TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

Report of Registered Independent Auditors

Financial Statements-

Balance Sheet as of November 30, 2010

Statements of Operations for the Period Ended November 30, 2010,

 and Cumulative from Inception

Statement of Stockholder’s Equity for the Period

 from Inception through November 30, 2010

F-5

Statements of Cash Flows for the Period Ended

November 30, 2010, and Cumulative from Inception

F-6

Notes to Financial Statements November 30, 2010

F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Technis, Inc.

I have audited the accompanying balance sheet of Technis, Inc. (the “Company”), a development stage company, as of November 30, 2010 and the related statements of operations, stockholders’ equity, and cash flows for the period from September 15, 2010 (inception) to November 30, 2010. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technis, Inc., a development stage company, as of November 30, 2010 and the results of its operations and cash flows for the period from September 15, 2010 (inception) to November 30, 2010 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s present financial condition raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                /s/ MICHAEL T. STUDER CPA  P.C.

             Michael T. Studer CPA P.C.

Freeport, New York

August 16, 2011

F-2

TECHNIS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

ASSETS
	May 31,	November 30,
	2011	2010
	(unaudited)	(restated)
Current Assets:
Cash in bank	$ 64	$ -
Total current assets	64	-

Intangible Assets:
Software acquired from Montroyal Investments Limited,
net of accumulated amortization of $12,366 and $3,609, respectivley	75,444	84,201

Other Assets:
Deferred offering costs	34,111	28,408
Total other assets	34,111	28,408

Total Assets	$ 109,619	$ 112,609

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Due to related parties	$ 46,426	$ 29,428
Total current liabilities	46,426	29,428
Total liabilities	46,426	29,428

Stockholders’ Equity:
Preferred stock, par value $0.001 per share, 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 500,000,000 shares authorized:
Issued and outstanding 12,000,000 and 0 shares, respectively	12,000	-
Committed to be issued 0 and 12,000,000 shares, respectively	-	12,000
Additional paid-in capital	85,810	85,810
Deficit accumulated during the development stage	(34,617)	(14,629)

Total stockholders’ equity	63,193	83,181

Total Liabilities and Stockholders’ Equity	$ 109,619	$ 112,609

See notes to financial statements

F-3

TECHNIS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
			Cumulative During
		For the period from	the Development Stage
	For the six months	September 15, 2010 (Inception)	September 15, 2010 (Inception)
	ended May 31, 2011	to November 30, 2010	to May 31, 2011
	(unaudited)	(restated)	(unaudited)

Revenues	$ -	$ -	$ -

Expenses:
Stock-based compensation	-	10,000	10,000
Other general and administrative expenses	11,231	1,020	12,251
Amortization of capitalized software costs	8,757	3,609	12,366

Total expenses	19,988	14,629	34,617

Loss from Operations	(19,988)	(14,629)	(34,617)

Other Income (Expense)	-	-	-

Provision for income taxes	-	-	-

Net loss	$ (19,988)	$ (14,629)	$ (34,617)

Net Loss Per Common Share:
Basic and Diluted	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares
Outstanding and Committed to be Issued - Basic and Diluted	12,000,000	11,948,052

See notes to financial statements F-4

TECHNIS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)
THROUGH MAY 31, 2011 (UNAUDITED)
						Deficit
						Accumulated
	Common Stock, $.001 Par Value				Additional	During the	Total
	Issued Shares		Shares Committed to be Issued		Paid-in	Development	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Stage	Equity

Shares committed to be issued to officers of the Company on September 15, 2010 (inception)	-	$ -	10,000,000	$10,000	$ -	$ -	$ 10,000

Shares committed to be issued to related party pursuant to Software Assignment agreement dated September 17, 2010	-	-	2,000,000	2,000	85,810	-	87,810

Net loss for the period	-	-	-	-	-	(14,629)	(14,629)

Balance, November 30, 2010 (restated)	-	-	12,000,000	12,000	85,810	(14,629)	83,181

Issuance of shares on May 2, 2011 which were committed to be issued to parties at November 30, 2010	12,000,000	12,000	(12,000,000)	(12,000)	-	-	-

Net loss for the period	-	-	-	-	-	(19,988)	(19,988)

Balance, May 31, 2011 (unaudited)	12,000,000	$12,000	$ -	$ -	$ 85,810	$ (34,617)	$ 63,193

See notes to financial statements

TECHNIS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
			Cumulative During
		For the period from	the Development Stage
	For the six months	September 15, 2010 (Inception)	September 15, 2010 (Inception)
	ended May 31, 2011	to November 30, 2010	to May 31, 2011
	(unaudited)	(restated)	(unaudited)
Operating Activities:
Net loss	$ (19,988)	$ (14,629)	$ (34,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	10,000	10,000
Amortization of capitalized software costs	8,757	3,609	12,366

Net Cash Provided by Operating Activities	(11,231)	(1,020)	(12,251)

Investing Activities	-	-	-

Financing Activities:
Increase in due to related parties	16,998	29,428	46,426
Deferred offering costs incurred	(5,703)	(28,408)	(34,111)

Net Cash Provided by Financing Activities	11,295	1,020	12,315

Net Increase (Decrease) in Cash	64	-	64

Cash - Beginning of Period	-	-	-

Cash - End of Period	$ 64	$ -	$ 64

Supplemental Disclosure of Cash Flow Information:
Interest	$ -	$ -	$ -
Income Taxes	$ -	$ -	$ -

Non-cash investing and financing activities:
Acquisition of software in exchange for common stock	$ -	$ 87,810	$ 87,810

See notes to financial statements

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2011 (UNAUDITED),

PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)

TO NOVEMBER 30, 2011 (AUDITED), AND

CUMULATIVE FROM SEPTEMBER 15, 2010 (INCEPTION) TO MAY 31, 2011 (UNAUDITED)

(1) Summary of Significant Accounting Policies

General Organization and Business

Technis, Inc. (“Technis” or the “Company”) is a Nevada corporation in the development stage.  The Company was incorporated under the laws of the State of Nevada on September 15, 2010.  The business plan of Technis is to acquire, consolidate, and exploit technology related to intellectual property (“IP”) lines.  More specifically, effective September 17, 2010, Technis completed its first acquisition of a portfolio of IP from Montroyal Investments Limited (“Montroyal”), a related party entity, consisting of two distinct products known as Beach Guard, and MiData, through a stock-based acquisition including 2,000,000 shares of its common stock.  Beach Guard is a proprietary technology that allows for the surveillance of beaches through a wireless integration system.  MiData is also a proprietary technology that is a socially integrating software application suitable for use in mobile phone and wireless desktop computers.

The Company intends to raise capital of up to $200,000 from a self-underwritten, best efforts offering of 4,000,000 shares of newly issued common stock at an offering price of $0.05 per share.

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.  It plans to realize revenues from product sales when the products are delivered to customers, and collection is reasonably assured.  For product support and product software updates, Technis plans to realize revenues when completion of services have occurred, provided there is persuasive  evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Foreign Currency Translation

The reporting and functional currency of Technis is the United States Dollar.  Transaction gains or losses arising from exchange rate fluctuation on transactions denominated in a foreign currency are included in operations.  There were no material foreign currency translation gains or losses for the periods presented.

Costs of Computer Software to be Sold or Otherwise Marketed

Under ASC 985-20, Cost of Software to Be Sold, Leased or Marketed, the Company capitalizes costs associated with the development of certain software products held for sale when technological feasibility is established.  Capitalized computer software costs of products held for sale are amortized over the useful life of the products from the software release date.  Effective September 17, 2010, the Company completed its first acquisition of a portfolio

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2011 (UNAUDITED),

PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)

TO NOVEMBER 30, 2011 (AUDITED), AND

CUMULATIVE FROM SEPTEMBER 15, 2010 (INCEPTION) TO MAY 31, 2011 (UNAUDITED)

of IP from a related party through a nonmonetary exchange of its common stock.  The transaction was valued under Staff Accounting Bulletin Topic 5G, “Transfers of Nonmonetary Assets by Promoters and Shareholders” at the transferor’s historical cost of $87,810 (see Note 3).

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment annually or more frequently if events or changes in circumstances indicate the carrying amount of an asset may no longer be recoverable.  The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition.  If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares (such as stock options and convertible securities) had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the periods presented.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Income Taxes

Income taxes are provided in accordance with FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Technis establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2011 (UNAUDITED),

PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)

TO NOVEMBER 30, 2011 (AUDITED), AND

CUMULATIVE FROM SEPTEMBER 15, 2010 (INCEPTION) TO MAY 31, 2011 (UNAUDITED)

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts Technis could realize in a current market exchange.  As of November 30, 2010 and May 31, 2011, the carrying value of financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

Advertising Costs

Advertising costs are charged to operations when incurred.  For the periods presented, the Company did not incur any advertising costs.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the balance sheets and the reported amounts of revenues and expenses for the reporting periods.  Actual results could differ from those estimates made by management.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage and has engaged in limited operations.  Initial operations have included organization, acquisition of a portfolio of IP, commencement of a capital formation activity and marketing plans.  The business plan of Technis is to acquire, consolidate, and exploit technology related to intellectual property lines.

While management of the Company believes that it will be successful in its planned operating activities, there can be no assurance that Technis will generate sufficient revenues to sustain the operations of the Company, and earn a profit.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has incurred an operating loss since inception and its cash resources are insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2011 (UNAUDITED),

PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)

TO NOVEMBER 30, 2011 (AUDITED), AND

CUMULATIVE FROM SEPTEMBER 15, 2010 (INCEPTION) TO MAY 31, 2011 (UNAUDITED)

(3) Intangible Assets

Intangible assets consist of:

	May 31, 2011	November 30, 2010
(unaudited)
Software acquired from Montroyal Investments Limited	$ 87,810	$ 87,810
Accumulated amortization	(12,366)	(3,609)
Net	$ 75,444	$ 84,201

Effective September 17, 2010, Technis acquired from Montroyal Investments Limited (“Montroyal”), a company controlled by the Company’s chief executive officer and majority stockholder, two distinct products known as Beach Guard, and MiData, through a nonmonetary exchange of 2,000,000 shares of its common stock.  Beach Guard is a proprietary technology that allows for the surveillance of beaches through a wireless integration system.  MiData is also a proprietary technology that is a socially integrating software application suitable for use in mobile phone and wireless desktop computers.  The transaction was valued under Staff Accounting Bulletin Topic 5G, “Transfers of Nonmonetary Assets by Promoters and Shareholders” at the transferor’s historical cost of $87,810.

Montroyal acquired the software from Telecall Communications Limited (“Telecall”), a related party,  pursuant to a Software Sale Agreement dated February 7, 2006.  The Company’s chief executive officer and majority stockholder was also an officer and director of Montroyal and Telecall.  The agreement provided for a total transfer price of £932,000 (£495,000 for Beach Guard, £437,000 for MiData) payable to Telecall:  £50,000 payable in cash, £682,000 in Montroyal ordinary shares, and £200,000 in a Loan Note convertible into Montroyal ordinary shares.  Montroyal has represented to the Company that it satisfied its obligations to Telecall through cash payments totaling £50,000 ($87,810 translated at the February 7, 2006 exchange rate) and through issuances of Montroyal ordinary shares.  The fair value of the Montroyal ordinary shares is not determinable.  Technological feasibility of the two products was established prior to the February 7, 2006 acquisition.

The acquired software cost of $87,810 is being amortized using the straight line method over its 5 year estimated economic life.  Expected amortization expense for the years ending May 31, 2012, 2013, 2014, 2015, and 2016 is $17,562, $17,562, $17,562, $17562, and $5,196, respectively.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2011 (UNAUDITED),

PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)

TO NOVEMBER 30, 2011 (AUDITED), AND

CUMULATIVE FROM SEPTEMBER 15, 2010 (INCEPTION) TO MAY 31, 2011 (UNAUDITED)

(4) Due to Related Parties

Due to related parties consist of:

	May 31, 2011	November 30, 2010
(unaudited)
Montroyal Investment Limited (for payment of Company
expenditures), non-interest bearing, due on demand	$ 46,326	$ 29,428
Chief executive officer and majority stockholder of the
Company, non-interest bearing, due on demand	100	-
Total	$ 46,426	$ 29,428

Montroyal Investments Limited is controlled by the Company’s chief executive officer and majority stockholder.

(5) Preferred Stock and Common Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock, and 500,000,000 shares of $0.001 par value common stock.  All shares of common stock have equal voting rights, are non-assessable, and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50 percent of the common stock could, if they choose to do so, elect all of the Directors of the Company.

On September 15, 2010, the Company committed to issue to the two officers of the Company a total of 10,000,000 shares of Company common stock (9,000,000 shares to the Company’s chief executive officer, 1,000,000 shares to the Company’s secretary) for services rendered.  The $10,000 estimated fair value of the shares (which were issued to the two officers on May 2, 2011) at September 15, 2010 was expensed in the period September 15, 2010 (inception) to November 30, 2010.

On September 17, 2010, the Company committed to issue 2,000,000 shares of Company stock to Montroyal (see Note 3) for the acquisition of certain software.  The transaction was recorded at the $87,810 transferor’s (Montroyal) historical cost of the software in the period September 15, 2010 (inception) to November 30, 2010.  The 2,000,000 shares were issued to Montroyal on May 2, 2011.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2011 (UNAUDITED),

PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)

TO NOVEMBER 30, 2011 (AUDITED), AND

CUMULATIVE FROM SEPTEMBER 15, 2010 (INCEPTION) TO MAY 31, 2011 (UNAUDITED)

(6) Income Taxes

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 34% to income (loss) before income taxes, as follows:

	Six Months Ended May 31, 2011	Period September 15, 2010 (Inception) to November 30, 2010	Cumulative during the Development Stage September 15, 2010 (Inception) to May 31, 2011
	(Unaudited)		(Unaudited)
Expected tax at 34%	$ (6,796)	$ (4,974)	$ (11,770)
Non-deductible stock-based compensation	-	3,400	3,400
Non-deductible amortization of capitalized software costs	2,977	1,227	4,204
Change in valuation allowance	3,819	347	4,166
Provision for (benefit from) income taxes	$ -	$ -	$ -

Deferred income tax assets consist of:

	May 31, 2011	November 30, 2010
(Unaudited)
Net operating loss carryforwards	$ 4,165	$ 347
Less valuation allowance	(4,165)	(347)
Net	$ -	$ -

The Company had net operating loss carryforwards for income tax reporting purposes of $12,251 as of May 31, 2011, that may be offset against future taxable income.  The net operating loss carryforwards begin to expire in the year 2030.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business.  Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future.  Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2011 (UNAUDITED),

PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)

TO NOVEMBER 30, 2011 (AUDITED), AND

CUMULATIVE FROM SEPTEMBER 15, 2010 (INCEPTION) TO MAY 31, 2011 (UNAUDITED)

(7) Commitments and Contingencies

Software Assignment Agreement

As discussed in Note 3, the Company acquired certain software from Montroyal, a company controlled by the Company’s chief executive officer and majority stockholder, in exchange for 2,000,000 shares of Technis common stock.  The original agreement dated September 17, 2010 incorrectly stated that the consideration to be issued to Montroyal was 40,000,000 shares of Technis common stock.  The corrected Software Assignment

Agreement states that the required consideration is 2,000,000 shares of Technis common stock.

Attorney Engagement Letter

On July 18, 2011, the Company executed an engagement letter with an attorney.  The letter provides for the attorney to represent us in connection with the filing of our registration statement on Form S-1 in connection with our public offering (see Note 1) for a flat fee of £20,000 ($32,879 translated at the May 31, 2011 exchange rate) payable upon effectiveness of the registration statement.

Office Agreement

The Company uses a virtual office in New York under a month to month agreement at a minimum monthly rent of $419.  Rent expense for the six months ended May 31, 2011 was $3,503.

Conflicts of Interest

The majority stockholder of the Company, who is also an officer and director, is involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

(8) Restatement of Previously Issued Financial Information

The Company has restated in this Form S-1/A-1 its financial statements at November 30, 2010 and for the period September 15, 2010 (inception) to November 30, 2010 (which were previously included in the Company’s Form S-1 filed with the SEC on January 5, 2011 in order to correct errors relating to the accounting for (1) common stock committed to be issued to the Company’s two officers (for services) and to Montroyal (for software), (2) deferred offering costs, accrued liabilities, and due to related parties, (3) amortization of capitalized software costs, and (4) foreign currency losses.

As previously reported, the Company did not record the 10,000,000 shares of common stock committed to be issued on September 15, 2010 (and issued on May 2, 2011) to its two officers.  The terms were agreed to by the parties on September 15, 2010; the delay in issuance of certificates resulted from administrative oversight.  As restated, the Company recorded the issuance effective September 15, 2010 at the $10,000 estimated fair value of the shares on September 15, 2010 (see Note 5).

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2011 (UNAUDITED),

PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)

TO NOVEMBER 30, 2011 (AUDITED), AND

CUMULATIVE FROM SEPTEMBER 15, 2010 (INCEPTION) TO MAY 31, 2011 (UNAUDITED)

As previously reported, the Company valued the September 17, 2010 acquisition of certain software from Montroyal at $1,361,000 (which represented Montroyal’s £932,000 contract cost in its purchase of the software from Telecall Communications Limited (“Telecall”) on February 7, 2006).  The £932,000 cost was satisfied by Montroyal through cash payments totaling £50,000 to Telecall and issuances of Montroyal ordinary shares to Telecall.  As restated, the Company valued the software at $87,810 (representing only the £50,000 cash component of the consideration paid to Telecall; the fair value of the Montroyal ordinary shares issued to Telecall is not determinable).

As previously reported, the Company accrued certain deferred offering costs (totaling $32,674) which represented estimated costs of future services.  Also, the Company failed to record certain expenditures (totaling $20,503) made by Montroyal to Company vendors.  The restatement corrects these errors.

As previously reported, the Company did not record any amortization of the capitalized software costs.  As restated, the Company recorded amortization of $3,609.

As previously reported, the Company recorded  foreign currency losses as foreign currency translation adjustments in other comprehensive loss.  The restatement corrects this error.

The effect of the restatement adjustments on the balance sheet at November 30, 2010 follows:

	As Previously Reported	Adjustments	As Restated
Software, net	$ 1,361,000	$ (1,276,799)	$ 84,201
Deferred offering costs	61,082	(32,674)	28,408
Total assets	$ 1,422,082	$ (1,309,473)	$ 112,609

Accrued liabilities	$ 53,362	$ (53,362)	$ -
Due to related parties	8,925	20,503	29,428
Total liabilities	62,287	(32,859)	29,428

Common stock	-	12,000	12,000
Additional paid-in capital	1,361,000	(1,275,190)	85,810
Other accumulated comprehensive loss	(431)	431	-
Deficit accumulated during the development state	(774)	(13,855)	(14,629)
Total stockholders’ equity	1,359,795	(1,276,614)	83,181
Total liabilities and stockholders’ equity	$ 1,422,082	$ (1,304,473)	$ 112,609

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2011 (UNAUDITED),

PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)

TO NOVEMBER 30, 2011 (AUDITED), AND

CUMULATIVE FROM SEPTEMBER 15, 2010 (INCEPTION) TO MAY 31, 2011 (UNAUDITED)

The effect of the restatement adjustments on the statement of operations for the period September 15, 2010 (inception) to November 30, 2010 follows:

	As Previously Reported	Adjustments	As Restated
Revenues	$ -	$ -	$ -
Stock-based compensation	-	10,000	10,000
Other general and administrative expenses	774	246	1,020
Amortization of capitalized software costs	-	3,609	3,609
Total expenses	774	13,855	14,629
Net loss	$ (774)	$ (13,855)	$ 14,629
Net loss per common share – basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)

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Technis, Inc.

Common Stock

PROSPECTUS

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Dealer Prospectus Delivery Obligation

Until April 16, 2012, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

January 17, 2012

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